Exhibit 99.2

News Release

KEMET Announces Postponement of Proposed Convertible Senior Notes Offering

Greenville, South Carolina (December 13, 2007) - KEMET Corporation (NYSE:KEM) today announced it has postponed its previously announced proposed senior convertible notes offering due to volatile market conditions.

The company had proposed to offer the notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

The notes proposed to have been offered and any common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” and “forecast,” or other similar words. Statements contained in this press release are based upon information presently available to us and assumptions that we believe to be reasonable. We are not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. These statements are subject to risks and uncertainties, including without limitation, general market conditions, the market for the company’s securities, the performance of the company’s business and other risks detailed from time-to-time in the company’s filings with the Securities and Exchange Commission.

KEMET Corporation applies world-class service and quality to deliver industry-leading, high-performance capacitance solutions to its customers around the world.  KEMET offers the world’s most complete line of surface-mount and through-hole capacitor technologies across tantalum, ceramic, aluminum (organic and electrolytic), film and paper dielectrics.  KEMET’s common stock is listed on the New York Stock Exchange under the symbol KEM. Additional information can be found at http://www.kemet.com.

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